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invitation homes

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION
THIRD QUARTER 2023

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 2

Earnings Press Release

Invitation Homes Reports Third Quarter 2023 Results
Dallas, TX, October 25, 2023 — Invitation Homes Inc. (NYSE: INVH) (“Invitation Homes” or the “Company”), the nation's premier single-family home leasing company, today announced its Q3 2023 financial and operating results, along with the Company's updated 2023 full year guidance.

Third Quarter 2023 Highlights
•Year over year, total revenues increased 8.6% to $618 million, property operating and maintenance costs increased 12.6% to $229 million, net income available to common stockholders increased 66.6% to $132 million, and net income per diluted common share increased 66.3% to $0.21.
•Year over year, Core FFO per share increased 4.7% to $0.44, and AFFO per share increased 3.7% to $0.36.
•Same Store NOI increased 4.0% year over year on 6.0% Same Store Core Revenues growth and 10.2% Same Store Core Operating Expenses growth.
•Revenue collections were approximately 99% of the Company's historical average collection rate. Same Store Bad Debt was 1.3% of gross rental revenue, indicating a year over year improvement of approximately 20 basis points.
•Same Store Average Occupancy was 96.9%, down 60 basis points year over year.
•Same Store renewal rent growth of 6.6% and Same Store new lease rent growth of 5.2% drove Same Store blended rent growth of 6.2%.
•Acquisitions by the Company and the Company's joint ventures totaled 2,291 homes for $854 million, including 1,870 homes from the Company's previously announced portfolio acquisition in July 2023, the purchase of 387 wholly owned homes through the Company's various acquisition channels, in addition to 34 homes in the Company's joint ventures. Dispositions by the Company and the Company's joint ventures totaled 416 homes for $160 million.
•As previously announced, Fitch Ratings revised its rating outlook for the Company to “Positive” from “Stable” and affirmed the Company’s ratings, including the “BBB” Long-Term Issuer Default Ratings. The Company has no debt reaching final maturity until 2026, and in addition, over 99% of its total debt is fixed rate or swapped to fixed rate and over 75% of its total debt is unsecured.
•As previously announced, on August 2, 2023, the Company closed a public offering of $450 million aggregate principal amount of 5.450% Senior Notes due 2030 and $350 million aggregate principal amount of 5.500% Senior Notes due 2033.

Chief Executive Officer Dallas Tanner comments:
“We're pleased to announce another strong quarter for Invitation Homes, with third quarter Same Store leasing results that well exceed those achieved pre-pandemic. I extend my thanks to all of our associates for their continuous commitment to providing Genuine Care and a premier resident experience to the tens of thousands of individuals and families who choose to make a house a home with us.”

Glossary & Reconciliations of Non-GAAP Financial and Other Operating Measures
Financial and operating measures found in the Earnings Release and Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United States (“GAAP”). These measures are defined herein and, as applicable, reconciled to the most comparable GAAP measures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 3

Financial Results

Net Income, FFO, Core FFO, and AFFO Per Share — Diluted

	Q3 2023	Q3 2022	YTD 2023	YTD 2022
Net income	$0.21	$0.13	$0.64	$0.46
FFO	0.40	0.35	1.23	1.12
Core FFO	0.44	0.42	1.32	1.24
AFFO	0.36	0.34	1.12	1.05

Net Income
Net income per common share — diluted for Q3 2023 was $0.21, compared to net income per common share — diluted of $0.13 for Q3 2022. Total revenues and total property operating and maintenance expenses for Q3 2023 were $618 million and $229 million, respectively, compared to $569 million and $204 million, respectively, in Q3 2022.
Net income per common share — diluted YTD 2023 was $0.64, compared to net income per common share — diluted of $0.46 for YTD 2022. Total revenues and total property operating and maintenance expenses for YTD 2023 were $1,808 million and $652 million, respectively, compared to $1,658 million and $577 million, respectively, for YTD 2022.

Core FFO
Year over year, Core FFO per share for Q3 2023 increased 4.7% to $0.44, primarily due to NOI growth. Year over year, Core FFO per share for YTD 2023 increased 6.5% to $1.32, primarily due to NOI growth.

AFFO
Year over year, AFFO per share for Q3 2023 increased 3.7% to $0.36, primarily due to the increase in Core FFO per share described above. Year over year, AFFO per share for YTD 2023 increased 6.5% to $1.12, primarily due to the increase in Core FFO per share described above.

Operating Results

Same Store Operating Results Snapshot

Number of homes in Same Store Portfolio:	76,138

	Q3 2023	Q3 2022	YTD 2023	YTD 2022
Core Revenues growth (year over year)	6.0%		6.6%
Core Operating Expenses growth (year over year)	10.2%		11.7%
NOI growth (year over year)	4.0%		4.4%

Average Occupancy	96.9%	97.5%	97.5%	97.9%
Bad Debt % of gross rental revenue	1.3%	1.5%	1.5%	1.2%
Turnover Rate	6.8%	6.3%	18.5%	16.9%

Rental Rate Growth (lease-over-lease):
Renewals	6.6%	10.1%	7.1%	10.0%
New Leases	5.2%	15.2%	6.0%	15.4%
Blended	6.2%	11.4%	6.8%	11.3%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 4

Revenue Collections Update

	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Pre-COVID Average (2)
Revenues collected % of revenues due: (1)
Revenues collected in same month billed	94%	93%	93%	91%	96%
Late collections of prior month billings	4%	5%	5%	6%	3%
Total collections	98%	98%	98%	97%	99%

(1)Includes both rental revenues and other property income. Rent is considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. Security deposits retained to offset rents due are not included as revenue collected.
(2)Represents the period from October 2019 to March 2020.

Same Store NOI
For the Same Store Portfolio of 76,138 homes, Same Store NOI for Q3 2023 increased 4.0% year over year on Same Store Core Revenues growth of 6.0% and Same Store Core Operating Expenses growth of 10.2%. YTD 2023 Same Store NOI increased 4.4% year over year on Same Store Core Revenues growth of 6.6% and Same Store Core Operating Expenses growth of 11.7%.

Same Store Core Revenues
Same Store Core Revenues growth for Q3 2023 of 6.0% year over year was primarily driven by a 6.2% increase in Average Monthly Rent, a 20 basis point year over year improvement in Bad Debt as a percentage of gross rental revenue, and a 13.5% increase in other income, net of resident recoveries, partially offset by a 60 basis point year over year decline in Average Occupancy.

YTD 2023 Same Store Core Revenues growth of 6.6% year over year was primarily driven by a 7.3% increase in Average Monthly Rent and a 9.7% increase in other income, net of resident recoveries, partially offset by a 40 basis point year over year decline in Average Occupancy and a 30 basis point year over year increase in Bad Debt as a percentage of gross rental revenue.

Same Store Core Operating Expenses
Same Store Core Operating Expenses for Q3 2023 increased 10.2% year over year. The largest contributors to the year over year increase include an increase in property tax expense due to an expected year over year increase in property taxes in addition to the underaccrual of property tax expense in the first three quarters of 2022, as well as an increase in turnover expenses, net of resident recoveries, and an increase in utilities and property administrative expenses, net of resident recoveries. The increases in the latter two expense categories were expected primarily as a result of continued progress in working through the Company's lease compliance backlog.

YTD 2023 Same Store Core Operating Expenses increased 11.7% year over year, primarily driven by the year over year increases described above.

Investment Management Activity
Acquisitions for Q3 2023 totaled 2,291 homes for $854 million. This included 2,257 wholly owned homes for $842 million from the Company's previously announced portfolio acquisition in July 2023 of 1,870 homes as well as the purchase of 387 wholly owned homes through the Company's various acquisition channels, in addition to 34 homes for $12 million in the Company's joint ventures. Dispositions for Q3 2023 included 397 wholly owned homes for gross proceeds of $151 million and 19 homes for gross proceeds of $9 million in the Company's joint ventures.

Year to date through September 30, 2023, the Company acquired 2,761 homes for $1,009 million, including 2,626 wholly owned homes for $965 million and 135 homes for $44 million in the Company's joint ventures. The company also sold 1,091 homes for $401 million, including 1,042 wholly owned homes for $379 million and 49 homes for $22 million in the Company's joint ventures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 5

Balance Sheet and Capital Markets Activity
As of September 30, 2023, the Company had $1,763 million in available liquidity through a combination of unrestricted cash and undrawn capacity on its revolving credit facility. The Company's total indebtedness as of September 30, 2023 was $8,618 million, consisting of $6,575 million of unsecured debt and $2,043 million of secured debt. Net debt / TTM adjusted EBITDAre was 5.5x at September 30, 2023, down from 5.7x as of December 31, 2022. The Company has no debt reaching final maturity until 2026, and in addition, over 99% of its total debt is fixed rate or swapped to fixed rate and over 75% of its total debt is unsecured. As previously announced, Fitch Ratings revised its rating outlook for the Company to “Positive” from “Stable” and affirmed the Company’s ratings, including the “BBB” Long-Term Issuer Default Ratings.

As previously announced, on August 2, 2023, the Company closed a public offering of $450 million aggregate principal amount of 5.450% Senior Notes due 2030 and $350 million aggregate principal amount of 5.500% Senior Notes due 2033.

Dividend
As previously announced on October 20, 2023, the Company's Board of Directors declared a quarterly cash dividend of $0.26 per share of common stock. The dividend will be paid on or before November 22, 2023, to stockholders of record as of the close of business on November 7, 2023.

FY 2023 Guidance Update
The Company does not provide guidance for the most comparable GAAP financial measures of net income (loss), total revenues, and property operating and maintenance expense. Additionally, a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store Core Revenues growth, Same Store Core Operating Expenses growth, and Same Store NOI growth to the comparable GAAP financial measures cannot be provided without unreasonable effort because the Company is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, casualty loss, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on the Company's GAAP results for the guidance period.

Full year 2023 guidance revisions are outlined in the table below:

FY 2023 Guidance

	Current FY 2023 Guidance	Previous FY 2023 Guidance
Core FFO per share — diluted	$1.75 to $1.79	$1.75 to $1.81
AFFO per share — diluted	$1.46 to $1.50	$1.45 to $1.51

Same Store Core Revenues growth	6.25% to 6.75%	5.75% to 6.75%
Same Store Core Operating Expenses growth	10.25% to 10.75%	8.5% to 9.5%
Same Store NOI growth	4.5% to 5.0%	4.5% to 5.5%

Wholly owned acquisitions	$1.0 billion to $1.1 billion	$800 million to $900 million
JV acquisitions	$50 million to $100 million	$100 million to $300 million
Wholly owned dispositions	$475 million to $525 million	$425 million to $475 million

The Company's revised FY 2023 guidance includes tightened expectations for Same Store Core Revenues growth in a range of 6.25% to 6.75% based on the Company's strong performance to date and expectations for the remainder of the year. Revised FY 2023 guidance also anticipates higher Same Store Core Operating Expenses growth in a range of 10.25% to 10.75%, primarily attributable to higher Same Store property tax expense expectations in Florida and Georgia as a result of larger than anticipated property tax bills received or expected during the fourth quarter. These revised assumptions result in tightened Same Store NOI growth expectations for FY 2023 in a range of 4.5% to 5.0%.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 6

Earnings Conference Call Information
Invitation Homes has scheduled a conference call at 11:00 a.m. Eastern Time on October 26, 2023, to discuss results for the third quarter of 2023. The domestic dial-in number is 1-888-330-2384, and the international dial-in number is 1-240-789-2701. The conference ID is 7714113. A live audio webcast may be accessed at www.invh.com. A replay of the call will be available through November 26, 2023, and can be accessed by calling 1-800-770-2030 (domestic) or 1-647-362-9199 (international) and using the playback ID 7714113, or by using the link at www.invh.com.

Supplemental Information
The full text of the Earnings Release and Supplemental Information referenced in this release are available on Invitation Homes' Investor Relations website at www.invh.com.

About Invitation Homes
Invitation Homes, an S&P 500 company, is the nation's premier single-family home leasing company, meeting changing lifestyle demands by providing access to high-quality, updated homes with valued features such as close proximity to jobs and access to good schools. The company's mission, “Together with you, we make a house a home,” reflects its commitment to providing homes where individuals and families can thrive and high-touch service that continuously enhances residents' living experiences.

Investor Relations Contact	Media Relations Contact

Scott McLaughlin	Kristi DesJarlais
844.456.INVH (4684)	972.421.3587
IR@InvitationHomes.com	Media@InvitationHomes.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which include, but are not limited to, statements related to the Company's expectations regarding the performance of the Company's business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the single-family rental industry and the Company's business model, macroeconomic factors beyond the Company's control, competition in identifying and acquiring properties, competition in the leasing market for quality residents, increasing property taxes, homeowners’ association and insurance costs, poor resident selection and defaults and non-renewals by the Company's residents, the Company's dependence on third parties for key services, risks related to the evaluation of properties, performance of the Company's information technology systems, risks related to the Company's indebtedness, and risks related to the potential negative impact of unfavorable global and United States economic conditions (including inflation and rising interest rates), uncertainty in financial markets (including as a result of events affecting financial institutions), geopolitical tensions, natural disasters, climate change, and public health crises on the Company’s financial condition, results of operations, cash flows, business, associates, and residents. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes these factors include, but are not limited to, those described under Part I. Item 1A. “Risk Factors” of its Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”), as such factors may be updated from time to time in the Company's periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release, in the Annual Report, and in the Company's other periodic filings. The forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 7

Consolidated Balance Sheets
($ in thousands, except shares and per share data)

	September 30, 2023	December 31, 2022
	(unaudited)
Assets:
Investments in single-family residential properties, net	$17,400,036	$17,030,374
Cash and cash equivalents	762,638	262,870
Restricted cash	217,253	191,057
Goodwill	258,207	258,207
Investments in unconsolidated joint ventures	258,030	280,571
Other assets, net	570,034	513,629
Total assets	$19,466,198	$18,536,708

Liabilities:
Mortgage loans, net	$1,631,973	$1,645,795
Secured term loan, net	401,460	401,530
Unsecured notes, net	3,304,082	2,518,185
Term loan facilities, net	3,209,725	3,203,567
Revolving facility	—	—
Accounts payable and accrued expenses	368,065	198,423
Resident security deposits	180,111	175,552
Other liabilities	101,236	70,025
Total liabilities	9,196,652	8,213,077

Equity:
Stockholders' equity
Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding as of September 30, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value per share, 9,000,000,000 shares authorized, 611,958,239 and 611,411,382 outstanding as of September 30, 2023 and December 31, 2022, respectively	6,120	6,114
Additional paid-in capital	11,149,732	11,138,463
Accumulated deficit	(1,039,782)	(951,220)
Accumulated other comprehensive income	119,728	97,985
Total stockholders' equity	10,235,798	10,291,342
Non-controlling interests	33,748	32,289
Total equity	10,269,546	10,323,631
Total liabilities and equity	$19,466,198	$18,536,708

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 8

Consolidated Statements of Operations
($ in thousands, except shares and per share amounts) (unaudited)

	Q3 2023	Q3 2022	YTD 2023	YTD 2022

Revenues:
Rental revenues	$555,270	$514,670	$1,633,672	$1,504,601
Other property income	59,021	50,721	164,058	145,530
Management fee revenues	3,404	3,284	10,227	8,154
Total revenues	617,695	568,675	1,807,957	1,658,285

Expenses:
Property operating and maintenance	229,488	203,787	651,793	576,736
Property management expense	23,399	22,385	70,563	65,166
General and administrative	22,714	20,123	59,957	57,104
Interest expense	86,736	76,454	243,408	225,683
Depreciation and amortization	170,696	160,428	501,128	474,796
Impairment and other	2,496	20,004	5,527	22,874
Total expenses	535,529	503,181	1,532,376	1,422,359

Gains (losses) on investments in equity securities, net	(499)	(796)	113	(4,000)
Other, net	(2,533)	(8,372)	(7,968)	(11,605)
Gain on sale of property, net of tax	57,989	23,952	134,448	69,486
Losses from investments in unconsolidated joint ventures	(4,902)	(849)	(11,087)	(5,870)

Net income	132,221	79,429	391,087	283,937
Net income attributable to non-controlling interests	(403)	(250)	(1,163)	(1,180)

Net income attributable to common stockholders	131,818	79,179	389,924	282,757
Net income available to participating securities	(181)	(147)	(518)	(515)

Net income available to common stockholders — basic and diluted	$131,637	$79,032	$389,406	$282,242

Weighted average common shares outstanding — basic	612,000,811	610,845,820	611,849,302	609,212,132
Weighted average common shares outstanding — diluted	613,580,042	612,647,588	613,155,041	610,741,723

Net income per common share — basic	$0.22	$0.13	$0.64	$0.46
Net income per common share — diluted	$0.21	$0.13	$0.64	$0.46

Dividends declared per common share	$0.26	$0.22	$0.78	$0.66

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 9

Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO
($ in thousands, except shares and per share amounts) (unaudited)

FFO Reconciliation	Q3 2023	Q3 2022	YTD 2023	YTD 2022
Net income available to common stockholders	$131,637	$79,032	$389,406	$282,242
Net income available to participating securities	181	147	518	515
Non-controlling interests	403	250	1,163	1,180
Depreciation and amortization on real estate assets	167,921	158,199	493,027	468,272
Impairment on depreciated real estate investments	83	101	342	238
Net gain on sale of previously depreciated investments in real estate	(57,989)	(23,952)	(134,448)	(69,486)
Depreciation and net gain on sale of investments in unconsolidated joint ventures	2,111	1,440	6,425	2,856
FFO	$244,347	$215,217	$756,433	$685,817

Core FFO Reconciliation	Q3 2023	Q3 2022	YTD 2023	YTD 2022
FFO	$244,347	$215,217	$756,433	$685,817
Non-cash interest expense related to amortization of deferred financing costs, loan discounts, and non-cash interest expense from derivatives (1)	9,561	4,539	25,875	17,507
Share-based compensation expense	8,929	7,930	21,493	22,565
Legal settlements	2,000	7,400	2,000	7,400
Severance expense	392	46	916	253
Casualty losses, net (1)	2,429	19,903	5,214	22,636
(Gains) losses on investments in equity securities, net	499	796	(113)	4,000
Core FFO	$268,157	$255,831	$811,818	$760,178

AFFO Reconciliation	Q3 2023	Q3 2022	YTD 2023	YTD 2022
Core FFO	$268,157	$255,831	$811,818	$760,178
Recurring capital expenditures (1)	(49,007)	(44,683)	(122,700)	(115,057)
AFFO	$219,150	$211,148	$689,118	$645,121

Net income available to common stockholders
Weighted average common shares outstanding — diluted	613,580,042	612,647,588	613,155,041	610,741,723

Net income per common share — diluted	$0.21	$0.13	$0.64	$0.46

FFO, Core FFO, and AFFO
Weighted average common shares and OP Units outstanding — diluted	615,699,631	615,172,460	615,208,781	613,497,425

FFO per share — diluted	$0.40	$0.35	$1.23	$1.12

Core FFO per share — diluted	$0.44	$0.42	$1.32	$1.24

AFFO per share — diluted	$0.36	$0.34	$1.12	$1.05

(1)Includes the Company's share from unconsolidated joint ventures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 10

Supplemental Schedule 2(a)

Diluted Shares Outstanding
(unaudited)

Weighted Average Amounts for Net Income	Q3 2023	Q3 2022	YTD 2023	YTD 2022
Common shares — basic	612,000,811	610,845,820	611,849,302	609,212,132
Shares potentially issuable from vesting/conversion of equity-based awards	1,579,231	1,801,768	1,305,739	1,529,591
Total common shares — diluted	613,580,042	612,647,588	613,155,041	610,741,723

Weighted average amounts for FFO, Core FFO, and AFFO	Q3 2023	Q3 2022	YTD 2023	YTD 2022
Common shares — basic	612,000,811	610,845,820	611,849,302	609,212,132
OP units — basic	1,869,483	2,318,373	1,824,297	2,541,737
Shares potentially issuable from vesting/conversion of equity-based awards	1,829,337	2,008,267	1,535,182	1,743,556
Total common shares and units — diluted	615,699,631	615,172,460	615,208,781	613,497,425

Period end amounts for Core FFO and AFFO	September 30, 2023
Common shares	611,958,239
OP units	1,869,483
Shares potentially issuable from vesting/conversion of equity-based awards	1,722,105
Total common shares and units — diluted	615,549,827

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 11

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — As of September 30, 2023
($ in thousands) (unaudited)

				Wtd Avg	Wtd Avg
				Interest	Years to
Debt Structure	Balance		% of Total	Rate (1)	Maturity (2)
Secured:
Fixed (3)	$1,396,123		16.2%	4.0%	4.8
Floating — swapped to fixed	647,118		7.5%	4.2%	2.3
Floating	—		—%	—%	—
Total secured	2,043,241		23.7%	4.1%	4.0

Unsecured:
Fixed	3,350,000		38.9%	3.4%	7.9
Floating — swapped to fixed	3,172,882		36.8%	4.0%	3.1
Floating	52,118		0.6%	6.7%	5.7
Total unsecured	6,575,000		76.3%	3.7%	5.6

Total Debt:
Fixed + floating swapped to fixed (3)	8,566,123		99.4%	3.8%	5.2
Floating	52,118		0.6%	6.7%	5.7
Total debt	8,618,241		100.0%	3.8%	5.2
Discount/amortization on Note Payable	(22,039)
Deferred financing costs, net	(48,962)
Total debt per Balance Sheet	8,547,240
Retained and repurchased certificates	(87,937)
Cash, ex-security deposits and letters of credit (4)	(796,829)
Deferred financing costs, net	48,962
Unamortized discount on note payable	22,039
Net debt	$7,733,475

Leverage Ratios	September 30, 2023
Net Debt / TTM Adjusted EBITDAre	5.5	x

Credit Ratings	Ratings	Outlook
Fitch Ratings	BBB	Positive
Moody's Investors Service	Baa3	Positive
S&P Global Ratings	BBB	Stable

Unsecured Facilities Covenant Compliance (5)			Unsecured Public Bond Covenant Compliance (6)
	Actual	Requirement		Actual	Requirement
Total leverage ratio	30.3%	≤ 60%	Aggregate debt ratio	36.8%	≤ 65%
Secured leverage ratio	5.9%	≤ 45%	Secured debt ratio	8.4%	≤ 40%
Unencumbered leverage ratio	29.6%	≤ 60%	Unencumbered assets ratio	300.5%	≥ 150%
Fixed charge coverage ratio	4.1 x	≥ 1.5x	Debt service ratio	4.2x	≥ 1.5x
Unsecured interest coverage ratio	5.1 x	≥ 1.75x

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 12

Supplemental Schedule 2(b) (Continued)

(1)Includes the impact of interest rate swaps in place and effective as of September 30, 2023.
(2)Assumes all extension options are exercised.
(3)For the purposes of this table, IH 2019-1, a twelve-year secured term loan reaching final maturity in 2031 that bears interest at a fixed rate for the first 11 years and a floating rate in the twelfth year, is reflected as fixed rate debt.
(4)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit.
(5)Covenant calculations are specifically defined in the Company's Amended and Restated Revolving Credit and Term Loan Agreement, and summarized in the “Glossary and Reconciliations” section below. For the purpose of calculating property value in applicable covenant metrics, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.
(6)Covenant calculations are specifically defined in the Company's Supplemental Indentures to the Base Indenture for its Senior Notes, which are summarized in the “Glossary and Reconciliations” section below. Property values for the purpose of applicable covenant metrics are calculated based on undepreciated book value.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 13

Supplemental Schedule 2(c)

Debt Maturity Schedule — As of September 30, 2023
($ in thousands) (unaudited)
			Revolving
	Secured	Unsecured	Credit		% of
Debt Maturities, with Extensions (1)	Debt	Debt	Facility	Balance	Total
2023	$—	$—	$—	$—	—%
2024	—	—	—	—	—%
2025	—	—	—	—	—%
2026	647,118	2,500,000	—	3,147,118	36.6%
2027	992,994	—	—	992,994	11.5%
2028	—	750,000	—	750,000	8.7%
2029	—	725,000	—	725,000	8.4%
2030	—	450,000	—	450,000	5.2%
2031	403,129	650,000	—	1,053,129	12.2%
2032	—	600,000	—	600,000	7.0%
2033	—	350,000	—	350,000	4.1%
2034	—	400,000	—	400,000	4.6%
2035	—	—	—	—	—%
2036	—	150,000	—	150,000	1.7%
	2,043,241	6,575,000	—	8,618,241	100.0%
Unamortized discount on note payable	(1,320)	(20,719)	—	(22,039)
Deferred financing costs, net	(8,488)	(40,474)	—	(48,962)
Total per Balance Sheet	$2,033,433	$6,513,807	$—	$8,547,240
	.
(1)Assumes all extension options are exercised.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 14

Supplemental Schedule 3(a)

Summary of Operating Information by Home Portfolio
($ in thousands) (unaudited)

Number of Homes, period-end	Q3 2023
Total Portfolio	84,697
Same Store Portfolio	76,138
Same Store % of Total	89.9%

Core Revenues	Q3 2023	Q3 2022	Change YoY	YTD 2023	YTD 2022	Change YoY
Total Portfolio	$577,650	$534,131	8.1%	$1,696,347	$1,560,715	8.7%
Same Store Portfolio	525,916	496,069	6.0%	1,557,794	1,460,852	6.6%

Core Operating Expenses	Q3 2023	Q3 2022	Change YoY	YTD 2023	YTD 2022	Change YoY
Total Portfolio	$192,847	$172,527	11.8%	$550,410	$487,320	12.9%
Same Store Portfolio	175,361	159,071	10.2%	504,237	451,295	11.7%

Net Operating Income	Q3 2023	Q3 2022	Change YoY	YTD 2023	YTD 2022	Change YoY
Total Portfolio	$384,803	$361,604	6.4%	$1,145,937	$1,073,395	6.8%
Same Store Portfolio	350,555	336,998	4.0%	1,053,557	1,009,557	4.4%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 15

Supplemental Schedule 3(b)

Same Store Portfolio Core Operating Detail
($ in thousands) (unaudited)

			Change		Change			Change
	Q3 2023	Q3 2022	YoY	Q2 2023	Seq	YTD 2023	YTD 2022	YoY
Revenues:
Rental revenues (1)	$505,814	$478,351	5.7%	$501,659	0.8%	$1,501,290	$1,409,364	6.5%
Other property income, net (1)(2)	20,102	17,718	13.5%	18,908	6.3%	56,504	51,488	9.7%
Core Revenues	525,916	496,069	6.0%	520,567	1.0%	1,557,794	1,460,852	6.6%

Fixed Expenses:
Property taxes (3)	87,440	77,731	12.5%	85,869	1.8%	259,187	232,083	11.7%
Insurance expenses (4)	9,911	8,596	15.3%	10,268	(3.5)%	29,250	25,807	13.3%
HOA expenses	10,148	9,915	2.3%	10,178	(0.3)%	29,863	27,970	6.8%

Controllable Expenses:
Repairs and maintenance, net (5)	27,450	27,494	(0.2)%	21,503	27.7%	70,457	70,262	0.3%
Personnel, leasing and marketing	20,761	19,489	6.5%	21,855	(5.0)%	64,080	57,471	11.5%
Turnover, net (5)(6)	12,163	9,895	22.9%	11,190	8.7%	32,221	24,208	33.1%
Utilities and property administrative, net (5)(6)	7,488	5,951	25.8%	5,724	30.8%	19,179	13,494	42.1%
Core Operating Expenses	175,361	159,071	10.2%	166,587	5.3%	504,237	451,295	11.7%

Net Operating Income	$350,555	$336,998	4.0%	$353,980	(1.0)%	$1,053,557	$1,009,557	4.4%

(1)All rental revenues and other property income are reflected net of Bad Debt, which as a percentage of gross rental revenue, improved by 20 basis points from Q3 2022 to Q3 2023.
(2)Represents other property income net of all resident recoveries, which are reimbursements of charges for which residents are responsible. Same Store resident recoveries totaled $32,401, $29,230, $30,268, $92,161, and $84,146 for Q3 2023, Q3 2022, Q2 2023, YTD 2023, and YTD 2022, respectively.
(3)For Q3 2023, the year over year increase to property tax expense was primarily a result of an expected year over year increase in property taxes, in addition to the underaccrual of property tax expense in the first three quarters of 2022.
(4)As previously disclosed, the Company's annual insurance policy renewed on March 1, 2023, reflecting a full year 2023 growth rate for same store insurance expense of approximately 16%.
(5)These expenses are presented net of applicable resident recoveries.
(6)For Q3 2023, the year over year increase to turnover expense, net, and utilities and property administrative expense, net, was primarily attributable to higher resident turnover and lease compliance costs relating to the Company's continued progress in working through its lease compliance backlog.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 16

Supplemental Schedule 3(c)

Same Store Quarterly Operating Trends
(unaudited)

	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022

Average Occupancy	96.9%	97.6%	97.8%	97.3%	97.5%
Turnover Rate	6.8%	6.6%	5.1%	5.4%	6.3%
Trailing four quarters Turnover Rate	23.9%	23.4%	22.7%	22.3%	N/A
Average Monthly Rent	$2,318	$2,284	$2,254	$2,225	$2,183
Rental Rate Growth (lease-over-lease):
Renewals	6.6%	6.9%	8.0%	9.9%	10.1%
New leases	5.2%	7.3%	5.7%	7.1%	15.2%
Blended	6.2%	7.0%	7.3%	9.0%	11.4%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 17

Supplemental Schedule 4

Wholly Owned Portfolio Characteristics — As of and for the Quarter Ended September 30, 2023 (1)
(unaudited)

	Number of Homes	Average Occupancy	Average Monthly Rent	Average Monthly Rent PSF	Percent of Revenue
Western United States:
Southern California	7,605	96.1%	$2,982	$1.76	11.3%
Northern California	4,351	96.7%	2,654	1.69	5.9%
Seattle	4,054	97.2%	2,786	1.45	5.9%
Phoenix	9,233	96.7%	2,003	1.18	9.6%
Las Vegas	3,423	95.5%	2,167	1.10	3.8%
Denver	2,595	96.9%	2,471	1.35	3.4%
Western US Subtotal	31,261	96.5%	2,493	1.43	39.9%

Florida:
South Florida	8,336	96.5%	2,887	1.54	12.3%
Tampa	9,110	95.6%	2,225	1.18	10.3%
Orlando	6,690	95.8%	2,165	1.16	7.5%
Jacksonville	1,995	95.5%	2,127	1.07	2.1%
Florida Subtotal	26,131	95.9%	2,417	1.28	32.2%

Southeast United States:
Atlanta	12,752	95.8%	1,963	0.95	12.6%
Carolinas	5,475	97.1%	1,989	0.93	5.5%
Southeast US Subtotal	18,227	96.1%	1,971	0.95	18.1%

Texas:
Houston	2,367	94.4%	1,868	0.94	2.2%
Dallas	2,992	94.9%	2,193	1.06	3.4%
Texas Subtotal	5,359	94.7%	2,051	1.01	5.6%

Midwest United States:
Chicago	2,496	96.3%	2,306	1.44	2.8%
Minneapolis	1,085	95.6%	2,255	1.15	1.3%
Midwest US Subtotal	3,581	96.1%	2,291	1.34	4.1%

Other (2):	138	83.6%	1,614	0.78	0.1%

Total / Average	84,697	96.1%	$2,321	$1.24	100.0%
Same Store Total / Average	76,138	96.9%	$2,318	$1.24	90.9%

(1)All data is for the total wholly owned portfolio, unless otherwise noted.
(2)Represents homes acquired as part of the Company's July 2023 portfolio acquisition that are located outside of the Company's 16 core markets. These homes are generally being held for sale or evaluated for disposition once they become vacant.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 18

Supplemental Schedule 5(a)

Same Store Core Revenues Growth Summary — YoY Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, Q3 2023	# Homes	Q3 2023	Q3 2022	Change	Q3 2023	Q3 2022	Change	Q3 2023	Q3 2022	Change
Western United States:
Southern California	7,373	$2,986	$2,840	5.1%	97.1%	98.2%	(1.1)%	$64,291	$61,116	5.2%
Northern California	3,830	2,625	2,525	4.0%	97.5%	97.7%	(0.2)%	29,676	28,765	3.2%
Seattle	3,661	2,787	2,642	5.5%	97.3%	97.6%	(0.3)%	30,276	28,466	6.4%
Phoenix	8,030	1,974	1,849	6.8%	97.1%	97.2%	(0.1)%	48,251	45,290	6.5%
Las Vegas	2,791	2,162	2,070	4.4%	96.0%	97.2%	(1.2)%	17,865	17,038	4.9%
Denver	2,110	2,480	2,390	3.8%	97.7%	97.0%	0.7%	15,882	15,157	4.8%
Western US Subtotal	27,795	2,497	2,374	5.2%	97.1%	97.6%	(0.5)%	206,241	195,832	5.3%

Florida:
South Florida	7,739	2,912	2,667	9.2%	97.1%	97.5%	(0.4)%	67,454	61,818	9.1%
Tampa	7,949	2,200	2,049	7.4%	96.8%	97.4%	(0.6)%	52,616	49,315	6.7%
Orlando	6,061	2,150	2,018	6.5%	96.9%	97.6%	(0.7)%	39,687	37,220	6.6%
Jacksonville	1,857	2,114	2,009	5.2%	96.6%	97.4%	(0.8)%	11,879	11,319	4.9%
Florida Subtotal	23,606	2,414	2,241	7.7%	96.9%	97.5%	(0.6)%	171,636	159,672	7.5%

Southeast United States:
Atlanta	11,924	1,959	1,836	6.7%	96.5%	97.3%	(0.8)%	68,441	64,792	5.6%
Carolinas	4,932	1,983	1,872	5.9%	97.5%	97.8%	(0.3)%	29,340	27,798	5.5%
Southeast US Subtotal	16,856	1,966	1,846	6.5%	96.8%	97.5%	(0.7)%	97,781	92,590	5.6%

Texas
Houston	1,883	1,828	1,754	4.2%	97.0%	97.1%	(0.1)%	10,394	9,966	4.3%
Dallas	2,437	2,198	2,087	5.3%	96.5%	97.4%	(0.9)%	16,097	15,297	5.2%
Texas Subtotal	4,320	2,036	1,942	4.8%	96.7%	97.3%	(0.6)%	26,491	25,263	4.9%

Midwest United States:
Chicago	2,486	2,306	2,199	4.9%	96.7%	97.5%	(0.8)%	16,527	15,871	4.1%
Minneapolis	1,075	2,256	2,169	4.0%	96.6%	96.1%	0.5%	7,240	6,841	5.8%
Midwest US Subtotal	3,561	2,291	2,190	4.6%	96.7%	97.1%	(0.4)%	23,767	22,712	4.6%

Total / Average	76,138	$2,318	$2,183	6.2%	96.9%	97.5%	(0.6)%	$525,916	$496,069	6.0%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 19

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — Sequential Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
Seq, Q3 2023	# Homes	Q3 2023	Q2 2023	Change	Q3 2023	Q2 2023	Change	Q3 2023	Q2 2023	Change
Western United States:
Southern California	7,373	$2,986	$2,941	1.5%	97.1%	97.7%	(0.6)%	$64,291	$62,708	2.5%
Northern California	3,830	2,625	2,596	1.1%	97.5%	97.7%	(0.2)%	29,676	29,473	0.7%
Seattle	3,661	2,787	2,759	1.0%	97.3%	98.2%	(0.9)%	30,276	30,072	0.7%
Phoenix	8,030	1,974	1,947	1.4%	97.1%	97.7%	(0.6)%	48,251	47,983	0.6%
Las Vegas	2,791	2,162	2,144	0.8%	96.0%	96.7%	(0.7)%	17,865	17,750	0.6%
Denver	2,110	2,480	2,459	0.9%	97.7%	98.3%	(0.6)%	15,882	15,795	0.6%
Western US Subtotal	27,795	2,497	2,466	1.3%	97.1%	97.7%	(0.6)%	206,241	203,781	1.2%

Florida:
South Florida	7,739	2,912	2,856	2.0%	97.1%	97.9%	(0.8)%	67,454	66,629	1.2%
Tampa	7,949	2,200	2,162	1.8%	96.8%	97.8%	(1.0)%	52,616	52,443	0.3%
Orlando	6,061	2,150	2,119	1.5%	96.9%	98.0%	(1.1)%	39,687	39,427	0.7%
Jacksonville	1,857	2,114	2,092	1.1%	96.6%	97.3%	(0.7)%	11,879	11,836	0.4%
Florida Subtotal	23,606	2,414	2,373	1.7%	96.9%	97.8%	(0.9)%	171,636	170,335	0.8%

Southeast United States:
Atlanta	11,924	1,959	1,924	1.8%	96.5%	96.9%	(0.4)%	68,441	67,433	1.5%
Carolinas	4,932	1,983	1,953	1.5%	97.5%	97.7%	(0.2)%	29,340	28,894	1.5%
Southeast US Subtotal	16,856	1,966	1,933	1.7%	96.8%	97.1%	(0.3)%	97,781	96,327	1.5%

Texas
Houston	1,883	1,828	1,810	1.0%	97.0%	97.5%	(0.5)%	10,394	10,419	(0.2)%
Dallas	2,437	2,198	2,170	1.3%	96.5%	97.1%	(0.6)%	16,097	15,992	0.7%
Texas Subtotal	4,320	2,036	2,013	1.1%	96.7%	97.3%	(0.6)%	26,491	26,411	0.3%

Midwest United States:
Chicago	2,486	2,306	2,271	1.5%	96.7%	98.0%	(1.3)%	16,527	16,441	0.5%
Minneapolis	1,075	2,256	2,226	1.3%	96.6%	97.6%	(1.0)%	7,240	7,272	(0.4)%
Midwest US Subtotal	3,561	2,291	2,258	1.5%	96.7%	97.9%	(1.2)%	23,767	23,713	0.2%

Total / Average	76,138	$2,318	$2,284	1.5%	96.9%	97.6%	(0.7)%	$525,916	$520,567	1.0%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 20

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — YTD
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, YTD 2023	# Homes	YTD 2023	YTD 2022	Change	YTD 2023	YTD 2022	Change	YTD 2023		YTD 2022	Change
Western United States:
Southern California	7,373	$2,946	$2,789	5.6%	97.6%	98.4%	(0.8)%	$188,321		$180,107	4.6%
Northern California	3,830	2,599	2,469	5.3%	97.8%	98.2%	(0.4)%	88,100		84,372	4.4%
Seattle	3,661	2,758	2,591	6.4%	97.6%	98.0%	(0.4)%	89,766		84,832	5.8%
Phoenix	8,030	1,946	1,795	8.4%	97.6%	97.8%	(0.2)%	143,553		132,618	8.2%
Las Vegas	2,791	2,146	2,015	6.5%	96.5%	97.8%	(1.3)%	52,852		50,517	4.6%
Denver	2,110	2,455	2,348	4.6%	97.8%	97.5%	0.3%	47,245		44,969	5.1%
Western US Subtotal	27,795	2,468	2,321	6.3%	97.6%	98.0%	(0.4)%	609,837	609837	577,415	5.6%

Florida:
South Florida	7,739	2,857	2,576	10.9%	97.7%	98.2%	(0.5)%	199,264		180,657	10.3%
Tampa	7,949	2,164	1,984	9.1%	97.5%	97.9%	(0.4)%	156,671		144,398	8.5%
Orlando	6,061	2,118	1,960	8.1%	97.7%	97.9%	(0.2)%	118,037		108,937	8.4%
Jacksonville	1,857	2,090	1,957	6.8%	97.2%	97.7%	(0.5)%	35,407		33,197	6.7%
Florida Subtotal	23,606	2,374	2,170	9.4%	97.6%	98.0%	(0.4)%	509,379		467,189	9.0%

Southeast United States:
Atlanta	11,924	1,927	1,793	7.5%	96.9%	97.6%	(0.7)%	202,186		192,008	5.3%
Carolinas	4,932	1,953	1,836	6.4%	97.8%	97.8%	—%	86,707		82,459	5.2%
Southeast US Subtotal	16,856	1,935	1,806	7.1%	97.2%	97.7%	(0.5)%	288,893		274,467	5.3%

Texas
Houston	1,883	1,810	1,723	5.0%	97.3%	97.4%	(0.1)%	31,002		29,498	5.1%
Dallas	2,437	2,169	2,041	6.3%	97.2%	97.3%	(0.1)%	47,913		44,921	6.7%
Texas Subtotal	4,320	2,012	1,902	5.8%	97.2%	97.3%	(0.1)%	78,915		74,419	6.0%

Midwest United States:
Chicago	2,486	2,275	2,158	5.4%	97.6%	98.0%	(0.4)%	49,171		47,010	4.6%
Minneapolis	1,075	2,228	2,129	4.7%	97.0%	96.8%	0.2%	21,599		20,352	6.1%
Midwest US Subtotal	3,561	2,261	2,149	5.2%	97.4%	97.7%	(0.3)%	70,770		67,362	5.1%

Total / Average	76,138	$2,285	$2,129	7.3%	97.5%	97.9%	(0.4)%	$1,557,794		$1,460,852	6.6%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 21

Supplemental Schedule 5(b)

Same Store NOI Growth and Margin Summary — YoY Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, Q3 2023	Q3 2023	Q3 2022	Change	Q3 2023	Q3 2022	Change	Q3 2023	Q3 2022	Change	Q3 2023	Q3 2022
Western United States:
Southern California	$64,291	$61,116	5.2%	$19,569	$17,979	8.8%	$44,722	$43,137	3.7%	69.6%	70.6%
Northern California	29,676	28,765	3.2%	8,233	7,949	3.6%	21,443	20,816	3.0%	72.3%	72.4%
Seattle	30,276	28,466	6.4%	7,927	7,411	7.0%	22,349	21,055	6.1%	73.8%	74.0%
Phoenix	48,251	45,290	6.5%	10,381	10,628	(2.3)%	37,870	34,662	9.3%	78.5%	76.5%
Las Vegas	17,865	17,038	4.9%	4,671	4,122	13.3%	13,194	12,916	2.2%	73.9%	75.8%
Denver	15,882	15,157	4.8%	3,269	3,174	3.0%	12,613	11,983	5.3%	79.4%	79.1%
Western US Subtotal	206,241	195,832	5.3%	54,050	51,263	5.4%	152,191	144,569	5.3%	73.8%	73.8%

Florida:
South Florida	67,454	61,818	9.1%	26,807	23,727	13.0%	40,647	38,091	6.7%	60.3%	61.6%
Tampa	52,616	49,315	6.7%	20,601	18,868	9.2%	32,015	30,447	5.1%	60.8%	61.7%
Orlando	39,687	37,220	6.6%	14,121	12,714	11.1%	25,566	24,506	4.3%	64.4%	65.8%
Jacksonville	11,879	11,319	4.9%	4,261	3,812	11.8%	7,618	7,507	1.5%	64.1%	66.3%
Florida Subtotal	171,636	159,672	7.5%	65,790	59,121	11.3%	105,846	100,551	5.3%	61.7%	63.0%

Southeast United States:
Atlanta	68,441	64,792	5.6%	24,396	19,968	22.2%	44,045	44,824	(1.7)%	64.4%	69.2%
Carolinas	29,340	27,798	5.5%	8,362	7,978	4.8%	20,978	19,820	5.8%	71.5%	71.3%
Southeast US Subtotal	97,781	92,590	5.6%	32,758	27,946	17.2%	65,023	64,644	0.6%	66.5%	69.8%

Texas
Houston	10,394	9,966	4.3%	5,420	4,785	13.3%	4,974	5,181	(4.0)%	47.9%	52.0%
Dallas	16,097	15,297	5.2%	6,881	6,099	12.8%	9,216	9,198	0.2%	57.3%	60.1%
Texas Subtotal	26,491	25,263	4.9%	12,301	10,884	13.0%	14,190	14,379	(1.3)%	53.6%	56.9%

Midwest United States:
Chicago	16,527	15,871	4.1%	7,893	7,383	6.9%	8,634	8,488	1.7%	52.2%	53.5%
Minneapolis	7,240	6,841	5.8%	2,569	2,474	3.8%	4,671	4,367	7.0%	64.5%	63.8%
Midwest US Subtotal	23,767	22,712	4.6%	10,462	9,857	6.1%	13,305	12,855	3.5%	56.0%	56.6%

Same Store Total / Average	$525,916	$496,069	6.0%	$175,361	$159,071	10.2%	$350,555	$336,998	4.0%	66.7%	67.9%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 22

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — Sequential Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
Seq, Q3 2023	Q3 2023	Q2 2023	Change	Q3 2023	Q2 2023	Change	Q3 2023	Q2 2023	Change	Q3 2023	Q2 2023
Western United States:
Southern California	$64,291	$62,708	2.5%	$19,569	$18,321	6.8%	$44,722	$44,387	0.8%	69.6%	70.8%
Northern California	29,676	29,473	0.7%	8,233	7,829	5.2%	21,443	21,644	(0.9)%	72.3%	73.4%
Seattle	30,276	30,072	0.7%	7,927	7,975	(0.6)%	22,349	22,097	1.1%	73.8%	73.5%
Phoenix	48,251	47,983	0.6%	10,381	9,239	12.4%	37,870	38,744	(2.3)%	78.5%	80.7%
Las Vegas	17,865	17,750	0.6%	4,671	4,190	11.5%	13,194	13,560	(2.7)%	73.9%	76.4%
Denver	15,882	15,795	0.6%	3,269	3,072	6.4%	12,613	12,723	(0.9)%	79.4%	80.6%
Western US Subtotal	206,241	203,781	1.2%	54,050	50,626	6.8%	152,191	153,155	(0.6)%	73.8%	75.2%

Florida:
South Florida	67,454	66,629	1.2%	26,807	25,435	5.4%	40,647	41,194	(1.3)%	60.3%	61.8%
Tampa	52,616	52,443	0.3%	20,601	20,014	2.9%	32,015	32,429	(1.3)%	60.8%	61.8%
Orlando	39,687	39,427	0.7%	14,121	13,459	4.9%	25,566	25,968	(1.5)%	64.4%	65.9%
Jacksonville	11,879	11,836	0.4%	4,261	4,229	0.8%	7,618	7,607	0.1%	64.1%	64.3%
Florida Subtotal	171,636	170,335	0.8%	65,790	63,137	4.2%	105,846	107,198	(1.3)%	61.7%	62.9%

Southeast United States:
Atlanta	68,441	67,433	1.5%	24,396	23,589	3.4%	44,045	43,844	0.5%	64.4%	65.0%
Carolinas	29,340	28,894	1.5%	8,362	7,694	8.7%	20,978	21,200	(1.0)%	71.5%	73.4%
Southeast US Subtotal	97,781	96,327	1.5%	32,758	31,283	4.7%	65,023	65,044	—%	66.5%	67.5%

Texas
Houston	10,394	10,419	(0.2)%	5,420	5,055	7.2%	4,974	5,364	(7.3)%	47.9%	51.5%
Dallas	16,097	15,992	0.7%	6,881	6,579	4.6%	9,216	9,413	(2.1)%	57.3%	58.9%
Texas Subtotal	26,491	26,411	0.3%	12,301	11,634	5.7%	14,190	14,777	(4.0)%	53.6%	56.0%

Midwest United States:
Chicago	16,527	16,441	0.5%	7,893	7,423	6.3%	8,634	9,018	(4.3)%	52.2%	54.9%
Minneapolis	7,240	7,272	(0.4)%	2,569	2,484	3.4%	4,671	4,788	(2.4)%	64.5%	65.8%
Midwest US Subtotal	23,767	23,713	0.2%	10,462	9,907	5.6%	13,305	13,806	(3.6)%	56.0%	58.2%

Same Store Total / Average	$525,916	$520,567	1.0%	$175,361	$166,587	5.3%	$350,555	$353,980	(1.0)%	66.7%	68.0%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 23

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — YTD
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, YTD 2023	YTD 2023	YTD 2022	Change	YTD 2023	YTD 2022	Change	YTD 2023	YTD 2022	Change	YTD 2023	YTD 2022
Western United States:
Southern California	$188,321	$180,107	4.6%	$55,635	$51,192	8.7%	$132,686	$128,915	2.9%	70.5%	71.6%
Northern California	88,100	84,372	4.4%	23,940	22,612	5.9%	$64,160	$61,760	3.9%	72.8%	73.2%
Seattle	89,766	84,832	5.8%	24,145	22,182	8.8%	$65,621	$62,650	4.7%	73.1%	73.9%
Phoenix	143,553	132,618	8.2%	28,824	28,031	2.8%	$114,729	$104,587	9.7%	79.9%	78.9%
Las Vegas	52,852	50,517	4.6%	13,033	10,918	19.4%	$39,819	$39,599	0.6%	75.3%	78.4%
Denver	47,245	44,969	5.1%	9,161	8,630	6.2%	$38,084	$36,339	4.8%	80.6%	80.8%
Western US Subtotal	609,837	577,415	5.6%	154,738	143,565	7.8%	455,099	433,850	4.9%	74.6%	75.1%

Florida:
South Florida	199,264	180,657	10.3%	77,347	68,365	13.1%	121,917	112,292	8.6%	61.2%	62.2%
Tampa	156,671	144,398	8.5%	59,767	52,653	13.5%	96,904	91,745	5.6%	61.9%	63.5%
Orlando	118,037	108,937	8.4%	40,636	36,649	10.9%	77,401	72,288	7.1%	65.6%	66.4%
Jacksonville	35,407	33,197	6.7%	12,478	11,026	13.2%	22,929	22,171	3.4%	64.8%	66.8%
Florida Subtotal	509,379	467,189	9.0%	190,228	168,693	12.8%	319,151	298,496	6.9%	62.7%	63.9%

Southeast United States:
Atlanta	202,186	192,008	5.3%	69,904	57,093	22.4%	132,282	134,915	(2.0)%	65.4%	70.3%
Carolinas	86,707	82,459	5.2%	23,737	22,414	5.9%	62,970	60,045	4.9%	72.6%	72.8%
Southeast US Subtotal	288,893	274,467	5.3%	93,641	79,507	17.8%	195,252	194,960	0.1%	67.6%	71.0%

Texas
Houston	31,002	29,498	5.1%	15,661	13,892	12.7%	15,341	15,606	(1.7)%	49.5%	52.9%
Dallas	47,913	44,921	6.7%	20,008	17,554	14.0%	27,905	27,367	2.0%	58.2%	60.9%
Texas Subtotal	78,915	74,419	6.0%	35,669	31,446	13.4%	43,246	42,973	0.6%	54.8%	57.7%

Midwest United States:
Chicago	49,171	47,010	4.6%	22,635	21,271	6.4%	26,536	25,739	3.1%	54.0%	54.8%
Minneapolis	21,599	20,352	6.1%	7,326	6,813	7.5%	14,273	13,539	5.4%	66.1%	66.5%
Midwest US Subtotal	70,770	67,362	5.1%	29,961	28,084	6.7%	40,809	39,278	3.9%	57.7%	58.3%

Same Store Total / Average	$1,557,794	$1,460,852	6.6%	$504,237	$451,295	11.7%	$1,053,557	$1,009,557	4.4%	67.6%	69.1%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 24

Supplemental Schedule 5(c)

Same Store Lease-Over-Lease Rent Growth
(unaudited)

	Rental Rate Growth
	Q3 2023			YTD 2023
	Renewal	New	Blended	Renewal	New	Blended
	Leases	Leases	Average	Leases	Leases	Average
Western United States:
Southern California	6.3%	8.2%	6.8%	6.5%	8.4%	7.0%
Northern California	4.6%	4.6%	4.6%	4.6%	5.3%	4.8%
Seattle	4.3%	5.3%	4.5%	5.7%	5.1%	5.5%
Phoenix	7.6%	2.6%	6.0%	7.5%	5.0%	6.8%
Las Vegas	3.4%	0.1%	2.3%	5.0%	1.3%	3.7%
Denver	4.1%	4.8%	4.3%	4.5%	4.2%	4.4%
Western US Subtotal	5.6%	4.5%	5.3%	6.0%	5.4%	5.9%

Florida:
South Florida	9.8%	5.3%	8.8%	10.7%	7.2%	9.8%
Tampa	6.9%	6.1%	6.6%	7.7%	7.4%	7.6%
Orlando	6.7%	5.9%	6.4%	7.3%	7.0%	7.2%
Jacksonville	5.3%	3.7%	4.8%	5.7%	4.4%	5.3%
Florida Subtotal	8.0%	5.6%	7.3%	8.7%	7.0%	8.2%

Southeast United States:
Atlanta	6.5%	5.6%	6.2%	7.0%	6.6%	6.9%
Carolinas	6.0%	7.4%	6.5%	6.8%	7.2%	6.9%
Southeast US Subtotal	6.4%	6.1%	6.3%	6.9%	6.8%	6.9%

Texas
Houston	4.9%	3.3%	4.5%	4.8%	3.2%	4.4%
Dallas	5.8%	4.0%	5.2%	6.3%	4.4%	5.7%
Texas Subtotal	5.4%	3.8%	4.9%	5.6%	4.0%	5.2%

Midwest United States:
Chicago	6.1%	4.9%	5.8%	6.7%	5.2%	6.3%
Minneapolis	5.9%	2.9%	5.1%	6.6%	1.1%	4.9%
Midwest US Subtotal	6.1%	4.4%	5.6%	6.7%	3.9%	5.9%

Total / Average	6.6%	5.2%	6.2%	7.1%	6.0%	6.8%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 25

Supplemental Schedule 6

Same Store Cost to Maintain, net (1)
($ in thousands, except per home amounts) (unaudited)

Total	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022
R&M OpEx, net	$27,450	$21,503	$21,504	$22,907	$27,494
Turn OpEx, net	12,163	11,190	8,868	10,278	9,895
Total recurring operating expenses, net	$39,613	$32,693	$30,372	$33,185	$37,389

R&M CapEx	$33,447	$24,335	$24,356	$26,660	$30,417
Turn CapEx	11,793	9,157	9,793	11,579	11,040
Total recurring capital expenditures	$45,240	$33,492	$34,149	$38,239	$41,457

R&M OpEx, net + R&M CapEx	$60,897	$45,838	$45,860	$49,567	$57,911
Turn OpEx, net + Turn CapEx	23,956	20,347	18,661	21,857	20,935
Total Cost to Maintain, net	$84,853	$66,185	$64,521	$71,424	$78,846

Per Home	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022
Total Cost to Maintain, net	$1,114	$869	$847	$938	$1,036

(1)Recurring R&M OpEx and Turn OpEx are presented net of applicable resident recoveries.

Total Wholly Owned Portfolio Capital Expenditure Detail
($ in thousands) (unaudited)

Total	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022
Recurring CapEx	$48,765	$36,173	$37,114	$40,945	$44,556
Value Enhancing CapEx	14,381	12,875	9,458	12,258	14,809
Initial Renovation CapEx	11,744	4,356	4,037	13,853	30,055
Disposition CapEx	1,258	1,694	1,825	999	1,174
Total Capital Expenditures	$76,148	$55,098	$52,434	$68,055	$90,594

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 26

Supplemental Schedule 7

Adjusted Property Management and G&A Reconciliation
($ in thousands) (unaudited)

Adjusted Property Management Expense	Q3 2023	Q3 2022	YTD 2023	YTD 2022
Property management expense (GAAP)	$23,399	$22,385	$70,563	$65,166
Adjustments:
Share-based compensation expense	(1,830)	(1,761)	(5,232)	(4,981)
Adjusted property management expense	$21,569	$20,624	$65,331	$60,185

Adjusted G&A Expense	Q3 2023	Q3 2022	YTD 2023	YTD 2022
G&A expense (GAAP)	$22,714	$20,123	$59,957	$57,104
Adjustments:
Share-based compensation expense	(7,099)	(6,169)	(16,261)	(17,584)
Severance expense	(392)	(46)	(916)	(253)
Adjusted G&A expense	$15,223	$13,908	$42,780	$39,267

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 27

Supplemental Schedule 8(a)

Acquisitions and Dispositions
(unaudited)
	June 30, 2023	Q3 2023 Acquisitions (1)		Q3 2023 Dispositions (2)		September 30, 2023
	Homes	Homes	Avg. Est.	Homes	Average	Homes
	Owned	Acq.	Cost Basis	Sold	Sales Price	Owned
Wholly Owned Portfolio
Western United States:
Southern California	7,684	—	$—	79	$619,984	7,605
Northern California	4,386	—	—	35	422,601	4,351
Seattle	4,060	—	—	6	499,492	4,054
Phoenix	8,889	356	435,242	12	304,642	9,233
Las Vegas	3,167	264	392,664	8	497,438	3,423
Denver	2,615	—	—	20	375,676	2,595
Western US Subtotal	30,801	620	417,112	160	511,972	31,261

Florida:
South Florida	8,386	3	365,986	53	390,149	8,336
Tampa	8,695	443	389,562	28	311,011	9,110
Orlando	6,536	173	375,754	19	279,079	6,690
Jacksonville	1,928	68	389,477	1	975,000	1,995
Florida Subtotal	25,545	687	385,974	101	353,106	26,131

Southeast United States:
Atlanta	12,619	198	370,888	65	221,183	12,752
Carolinas	5,348	136	383,389	9	258,694	5,475
Southeast US Subtotal	17,967	334	375,979	74	225,745	18,227

Texas:
Houston	2,075	312	308,212	20	225,768	2,367
Dallas	2,849	152	342,290	9	280,597	2,992
Texas: Subtotal	4,924	464	319,376	29	242,784	5,359

Midwest United States:
Chicago	2,508	—	—	12	265,558	2,496
Minneapolis	1,092	—	—	7	286,843	1,085
Midwest US Subtotal	3,600	—	—	19	273,400	3,581

Other (3):	—	152	292,596	14	281,171	138

Total / Average	82,837	2,257	$373,068	397	$378,982	84,697

Joint Venture Portfolio
2020 Rockpoint JV (4)	2,609	—	$—	—	$—	2,609
2022 Rockpoint JV (5)	132	—	—	—	—	132
FNMA JV (6)	461	—	—	19	485,674	442
Pathway Homes (7)	439	34	346,616	—	—	473

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 28

Supplemental Schedule 8(a) (Continued)

(1)Estimated stabilized cap rates on wholly owned acquisitions during the quarter averaged 5.5%. This includes the Company's July 2023 portfolio acquisition of 1,870 wholly owned homes at an estimated stabilized cap rate of 5.5%, as well as the purchase of 387 wholly owned homes through the Company's various acquisition channels at an average estimated stabilized cap rate of 6.0%. Stabilized cap rate represents forecast nominal NOI for the 12 months following stabilization, divided by estimated cost basis.
(2)Cap rates on wholly owned dispositions during the quarter averaged 1.8%. Disposition cap rate represents actual NOI recognized in the 12 months prior to the month of disposition, divided by sales price.
(3)Represents homes acquired as part of the Company's July 2023 portfolio acquisition that are located outside of the Company's 16 core markets. These homes are generally being held for sale or evaluated for disposition once they become vacant. During Q3 2023, the Company sold 14 of these homes with an average estimated cost basis of $262,907 for an average sales price of $281,171.
(4)Represents portfolio owned by the 2020 Rockpoint JV, of which Invitation Homes owns 20.0%.
(5)Represents portfolio owned by the 2022 Rockpoint JV, of which Invitation Homes owns 16.7%.
(6)Represents portfolio owned by the FNMA JV, of which Invitation Homes owns 10.0%.
(7)Represents portfolio owned by Pathway Homes, of which Invitation Homes owned 100.0% of the property portfolio as of September 30, 2023.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 29

Supplemental Schedule 8(b)

Expected Acquisition Pipeline of New Homes from Third-Party Homebuilders — As of September 30, 2023
(unaudited)

	Pipeline as of September 30, 2023 (1)(2)	Estimated Deliveries in Q4 2023	Estimated Deliveries in 2024	Estimated Deliveries Thereafter	Avg. Estimated Cost Basis Per Home

Southern California	127	—	54	73	$540,000
Phoenix	150	10	50	90	420,000
Tampa	554	108	192	254	320,000
Orlando	540	74	70	396	430,000
Atlanta	132	8	46	78	320,000
Carolinas	331	12	136	183	410,000
South Florida	27	16	11	—	360,000
Dallas	70	14	52	4	310,000
Total / Average	1,931	242	611	1,078	$390,000

(1)Represents the number of new homes under contract as of September 30, 2023, that are expected to be built, sold and delivered to the Company by various third-party homebuilders during a future period.
(2)Pipeline rollforward:

Pipeline as of June 30, 2023	2,249
Q3 2023 additions and cancellations (net)	(144)
Q3 2023 deliveries	(174)
Pipeline as of September 30, 2023	1,931

Included above is the cancellation of 200 homes within an early-concept community located in Orlando that no longer met the Company's return expectations. The Company expects to be refunded all of its deposits paid in accordance with its agreement with the homebuilder.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 30

Glossary and Reconciliations

Average Estimated Cost Basis
Average estimated cost basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated initial renovation expenditure for an acquired home or population of homes.

Average Monthly Rent
Average monthly rent represents average monthly rental income per home for occupied properties in an identified population of homes over the measurement period, and reflects the impact of non-service rental concessions and contractual rent increases amortized over the life of the lease.

Average Occupancy
Average occupancy for an identified population of homes represents (i) the total number of days that the homes in such population were occupied during the measurement period, divided by (ii) the total number of days that the homes in such population were owned during the measurement period.

Bad Debt
Bad debt represents the Company's reserves for residents' accounts receivables balances that are aged greater than 30 days, under the rationale that a resident's security deposit should cover approximately the first 30 days of receivables. For all resident receivables balances aged greater than 30 days, the amount reserved as bad debt is 100% of outstanding receivables from the resident, less the amount of the resident's security deposit on hand. For the purpose of determining age of receivables, charges are considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. All rental revenues and other property income, in both Total Portfolio and Same Store Portfolio presentations, are reflected net of bad debt.

Core NOI Margin
Core NOI margin for an identified population of homes is calculated by dividing NOI by Core Revenues attributable to such population.

Core Operating Expenses
Core operating expenses for an identified population of homes reflect property operating and maintenance expenses, excluding any expenses recovered from residents.

Core Revenues
Core revenues for an identified population of homes reflects total revenues, net of any resident recoveries.

Cost to Maintain, net
Cost to maintain, net a home represents the sum of the expensed and capitalized portions of recurring repairs & maintenance and turn spend, net of resident reimbursements, as indicated in tables presented, not including the internal labor associated with such work.

Disposition CapEx
Disposition CapEx represents expenditures related to the preparation of a home for disposition after the prior tenant has moved out of the home.

EBITDA, EBITDAre, and Adjusted EBITDAre
EBITDA, EBITDAre, and Adjusted EBITDAre are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. The Company defines EBITDA as net income or loss computed in accordance with accounting principles generally accepted in the United States (“GAAP”) before the following items: interest expense; income tax expense; depreciation and amortization; and adjustments for unconsolidated joint ventures. National Association of Real Estate Investment Trusts (“Nareit”) recommends as a best practice that REITs that report an EBITDA performance measure also report EBITDAre. The Company defines EBITDAre, consistent with the Nareit definition, as EBITDA, further adjusted for gain on sale of property, net of tax, impairment on depreciated real estate investments, and adjustments for unconsolidated joint ventures. Adjusted EBITDAre is defined as EBITDAre

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 31 before the following items: share-based compensation expense; severance; casualty losses, net; (gains) losses on investments in equity securities, net; and other income and expenses. EBITDA, EBITDAre, and Adjusted EBITDAre are used as supplemental financial performance measures by management and by external users of the Company's financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA, EBITDAre, and Adjusted EBITDAre as measures of performance.

The GAAP measure most directly comparable to EBITDA, EBITDAre, and Adjusted EBITDAre is net income or loss. EBITDA, EBITDAre, and Adjusted EBITDAre are not used as measures of the Company's liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company's EBITDA, EBITDAre, and Adjusted EBITDAre may not be comparable to the EBITDA, EBITDAre, and Adjusted EBITDAre of other companies due to the fact that not all companies use the same definitions of EBITDA, EBITDAre, and Adjusted EBITDAre. Accordingly, there can be no assurance that the Company's basis for computing these non-GAAP measures is comparable with that of other companies. See below for a reconciliation of GAAP net income to EBITDA, EBITDAre, and Adjusted EBITDAre.

Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)
FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by Nareit as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated joint ventures.

The Company believes that FFO is a meaningful supplemental measure of the operating performance of its business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and amortization, impairment on depreciated real estate investments, gains or losses related to sales of previously depreciated homes, as well non-controlling interests, from GAAP net income or loss.

The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. Core FFO and Adjusted FFO are not used as measures of the Company's liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company's Core FFO and Adjusted FFO may not be comparable to the Core FFO and Adjusted FFO of other companies due to the fact that not all companies use the same definition of Core FFO and Adjusted FFO. Accordingly, there can be no assurance that the Company's basis for computing these non-GAAP measures is comparable with that of other companies. See “Reconciliation of FFO, Core FFO, and Adjusted FFO” for a reconciliation of GAAP net income to FFO, Core FFO, and Adjusted FFO.

Initial Renovation CapEx
Initial renovation CapEx represents expenditures related to the first post-acquisition renovation of a home to bring the home to Invitation Homes standards and specifications.

Net Operating Income (NOI)
NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. The Company defines NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs, and marketing expense). NOI excludes: interest expense; depreciation and amortization; property management expense; general and administrative expense; impairment and other; gain on sale of property, net of tax; (gains) losses on investments in equity securities, net; other income and expenses; management fee revenues; and income from investments in unconsolidated joint ventures.

The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company's NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that the Company's basis for computing this non-GAAP measure is comparable with that of other companies.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 32

The Company believes that Same Store NOI is also a meaningful supplemental measure of the Company's operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of the Company's performance across reporting periods by reflecting NOI for homes in its Same Store Portfolio.

See below for a reconciliation of GAAP net income to NOI for the Company's total portfolio and NOI for its Same Store Portfolio.

PSF
PSF means per square foot.

Recurring Capital Expenditures or Recurring CapEx
Recurring Capital Expenditures or Recurring CapEx represents general replacements and expenditures required to preserve and maintain the value and functionality of a home and its systems as a single-family rental.

Rental Rate Growth
Rental rate growth for any home represents the percentage difference between the monthly rent from an expiring lease and the monthly rent from the next lease, and, in each case, reflects the impact of any amortized non-service rent concessions and amortized contractual rent increases. Leases are either renewal leases, where the Company's current resident chooses to stay for a subsequent lease term, or a new lease, where the Company's previous resident moves out and a new resident signs a lease to occupy the same home.

Revenue Collections
Revenue collections represent the total cash received in a given period for rental revenues and other property income (including receipt of late payments that were billed in prior months) divided by the total amounts billed in that period. When a payment plan is in place with a resident, amounts are considered to be billed at the time they would have been billed based on the terms of the original lease, not the terms of the payment plan. “Historical average” revenue collections as a percentage of billings refer to revenue collections as a percentage of billings for the period from October 2019 through and including March 2020.

Same Store / Same Store Portfolio
Same Store or Same Store portfolio includes, for a given reporting period, wholly owned homes that have been stabilized and seasoned, excluding homes that have been sold, homes that have been identified for sale to an owner occupant and have become vacant, homes that have been deemed inoperable or significantly impaired by casualty loss events or force majeure, homes acquired in portfolio transactions that are deemed not to have undergone renovations of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio, and homes in markets that the Company has announced an intent to exit where the Company no longer operates a significant number of homes.

Homes are considered stabilized if they have (i) completed an initial renovation and (ii) entered into at least one post-initial renovation lease. An acquired portfolio that is both leased and deemed to be of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio may be considered stabilized at the time of acquisition.

Homes are considered to be seasoned once they have been stabilized for at least 15 months prior to January 1st of the year in which the Same Store portfolio was established.

The Company believes presenting information about the portion of its portfolio that has been fully operational for the entirety of a given reporting period and its prior year comparison period provides investors with meaningful information about the performance of the Company's comparable homes across periods and about trends in its organic business.

Total Homes / Total Portfolio
Total homes or total portfolio refers to the total number of homes owned, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated. Unless otherwise indicated, total homes or total portfolio refers to the wholly owned homes and excludes homes owned in joint ventures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 33

Turnover Rate
Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population.

Unsecured Facility Covenants
Unsecured facility covenants refer to financial and operating requirements that the Company must meet with respect to its $1,000 million revolving credit facility (the “Revolving Facility”) and its $2,500 million term loan facility (the “2020 Term Loan Facility” and together with the Revolving Facility, the “Credit Facility”), as set forth in the Company's Amended and Restated Revolving Credit and Term Loan Agreement dated December 8, 2020 (as amended by the First Amendment, dated as of April 18, 2023, the “Credit Agreement”) and its $725 million term loan facility (the “2022 Term Loan Facility” and together with the 2020 Term Loan Facility, the “Term Loan Facilities”), as set forth in the Company's Term Loan Agreement dated June 22, 2022 (the “Term Loan Agreement” and together with the Credit Agreement, the “Unsecured Credit Agreements”). The metrics provided under the “Unsecured Facilities Covenant Compliance” heading on Supplemental Schedule 2(b) show the Company's compliance with certain covenants that the Company believes are its most restrictive financial covenants, including: total leverage ratio, secured leverage ratio, unencumbered leverage ratio, fixed charge coverage ratio, and unsecured interest coverage ratio.

Total leverage ratio represents (i) total outstanding indebtedness (including the Company's pro rata share of debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including the Company's pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Secured leverage ratio represents (i) total outstanding secured indebtedness (including the Company's pro rata share of secured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including the Company's pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Unencumbered leverage ratio represents (i) total outstanding unsecured indebtedness (including the Company's pro rata share of unsecured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) unencumbered asset value, as defined in the Unsecured Credit Agreements. For the purpose of calculating unencumbered asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Fixed charge coverage ratio represents (i) the trailing four quarters' EBITDA (including the Company's pro rata share of EBITDA from unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters' fixed charges (including the Company's pro rata share of fixed charges in unconsolidated entities), as defined in the Unsecured Credit Agreements. Fixed charges include cash interest expense, regularly scheduled principal payments, and preferred stock or preferred OP unit dividends.

Unsecured interest coverage ratio represents (i) the trailing four quarters' unencumbered NOI, as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters' total unsecured interest expense (including the Company's pro rata share of interest expense from unsecured debt in unconsolidated entities), as defined in the Unsecured Credit Agreements.

The metrics set forth under the “Unsecured Facilities Covenant Compliance” heading on Supplemental Schedule 2(b), and described above, are provided only to show the Company's compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Unsecured Credit Agreements than similarly named metrics are defined by the Company in its Earnings Release and Supplemental Information for the purposes of evaluating its financial conditions or results of operations. For a more complete and detailed description of the covenants contained in the Company's Unsecured Credit Agreements, see Exhibit 10.1 to

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 34 the Company’s Current Report on Form 8-K filed on April 24, 2023 and Exhibit 10.1 to the Company's Current Report on Form 8-K filed on June 22, 2022.
The breach of any of the covenants set forth in the Unsecured Credit Agreements could result in a default of the Company's indebtedness related to its Revolving Facility and Term Loan Facilities, which could cause those obligations to become due and payable. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, as such factors may be updated from time to time in its periodic filings with the SEC.

Unsecured Public Bond Covenants
Unsecured public bond covenants refer to financial and operating requirements that the Company must meet with respect to its senior notes, as set forth in the Company's Supplemental Indentures to the Base Indenture for its Senior Notes (together, the “Indenture”). The metrics provided under the “Unsecured Public Bond Covenant Compliance” heading on Supplemental Schedule 2(b) show the Company's compliance with certain covenants that the Company believes are its most restrictive financial covenants, including: aggregate debt ratio, secured debt ratio, unencumbered assets ratio, and debt service ratio.

Aggregate debt ratio represents (i) total debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Secured debt ratio represents (i) secured debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Unencumbered assets ratio represents (i) total unencumbered assets, not including investments in unconsolidated joint ventures, as defined in the Indenture, divided by (ii) unsecured debt, as defined by the Indenture.

Debt service ratio represents (i) consolidated income available for debt service, as defined by the Indenture, divided by (ii) annual service charge for the trailing four quarters, calculated on a pro forma basis as if transactions during the period had occurred at the beginning of the period, as defined in the Indenture. Annual service charge includes interest expense and amortization of original issue discounts on debt, and excludes funded interest reserves, amortization of DFCs, and select nonrecurring charges.

The metrics set forth under the “Unsecured Public Bond Covenant Compliance” heading on Supplemental Schedule 2(b), and described above, are provided only to show the Company's compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Indenture than similarly named metrics are defined by the Company in its Earnings Release and Supplemental Information for the purposes of evaluating its financial conditions or results of operations. For a more complete and detailed description of the covenants contained in the Company's Unsecured Public Bond Agreements, see Exhibit 4.2 and/or 4.3 to the Company’s Current Reports on Form 8-K filed on August 6, 2021, November 5, 2021, April 5, 2022, and August 2, 2023.

The breach of any of the covenants set forth in the Indenture could result in a default of the Company's indebtedness related to its senior notes, which could cause those obligations to become due and payable. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, as such factors may be updated from time to time in its periodic filings with the SEC.

Value Enhancing CapEx
Value enhancing CapEx represents re-investment in stabilized homes, above and beyond general replacements to preserve and maintain the value and functionality of a home, for the purpose of enhancing expected risk-adjusted returns.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 35

Reconciliation of Total Revenues to Same Store Core Revenues, Quarterly
(in thousands) (unaudited)

	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022
Total revenues (Total Portfolio)	$617,695	$600,372	$589,890	$579,836	$568,675
Management fee revenues	(3,404)	(3,448)	(3,375)	(3,326)	(3,284)
Total portfolio resident recoveries	(36,641)	(32,776)	(31,966)	(32,639)	(31,260)
Total Core Revenues (Total Portfolio)	577,650	564,148	554,549	543,871	534,131
Non-Same Store Core Revenues	(51,734)	(43,581)	(43,238)	(40,922)	(38,062)
Same Store Core Revenues	$525,916	$520,567	$511,311	$502,949	$496,069

Reconciliation of Total Revenues to Same Store Core Revenues, YTD
(in thousands) (unaudited)

	YTD 2023	YTD 2022
Total revenues (Total Portfolio)	$1,807,957	$1,658,285
Management fee revenues	(10,227)	(8,154)
Total portfolio resident recoveries	(101,383)	(89,416)
Total Core Revenues (Total Portfolio)	1,696,347	1,560,715
Non-Same Store Core Revenues	(138,553)	(99,863)
Same Store Core Revenues	$1,557,794	$1,460,852

Reconciliation of Property Operating and Maintenance Expenses to Same Store Core Operating Expenses, Quarterly
(in thousands) (unaudited)

	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022
Property operating and maintenance expenses (Total Portfolio)	$229,488	$213,808	$208,497	$209,615	$203,787
Total Portfolio resident recoveries	(36,641)	(32,776)	(31,966)	(32,639)	(31,260)
Core Operating Expenses (Total Portfolio)	192,847	181,032	176,531	176,976	172,527
Non-Same Store Core Operating Expenses	(17,486)	(14,445)	(14,242)	(12,407)	(13,456)
Same Store Core Operating Expenses	$175,361	$166,587	$162,289	$164,569	$159,071

Reconciliation of Property Operating and Maintenance Expenses to Same Store Core Operating Expenses, YTD
(in thousands) (unaudited)

	YTD 2023	YTD 2022
Property operating and maintenance expenses (Total Portfolio)	$651,793	$576,736
Total Portfolio resident recoveries	(101,383)	(89,416)
Core Operating Expenses (Total Portfolio)	550,410	487,320
Non-Same Store Core Operating Expenses	(46,173)	(36,025)
Same Store Core Operating Expenses	$504,237	$451,295

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 36

Reconciliation of Net Income to Same Store NOI, Quarterly
(in thousands) (unaudited)

	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022
Net income available to common stockholders	$131,637	$137,698	$120,071	$100,426	$79,032
Net income available to participating securities	181	166	171	146	147
Non-controlling interests	403	418	342	290	250
Interest expense	86,736	78,625	78,047	78,409	76,454
Depreciation and amortization	170,696	165,759	164,673	163,318	160,428
Property management expense	23,399	23,580	23,584	22,770	22,385
General and administrative	22,714	19,791	17,452	16,921	20,123
Impairment and other (1)	2,496	1,868	1,163	5,823	20,004
Gain on sale of property, net of tax	(57,989)	(46,788)	(29,671)	(21,213)	(23,952)
(Gains) losses on investments in equity securities, net	499	(524)	(88)	(61)	796
Other, net (2)	2,533	3,941	1,494	(344)	8,372
Management fee revenues	(3,404)	(3,448)	(3,375)	(3,326)	(3,284)
Losses from investments in unconsolidated joint ventures	4,902	2,030	4,155	3,736	849
NOI (Total Portfolio)	384,803	383,116	378,018	366,895	361,604
Non-Same Store NOI	(34,248)	(29,136)	(28,996)	(28,515)	(24,606)
Same Store NOI	$350,555	$353,980	$349,022	$338,380	$336,998

Reconciliation of Net Income to Same Store NOI, YTD
(in thousands) (unaudited)

	YTD 2023	YTD 2022
Net income available to common stockholders	$389,406	$282,242
Net income available to participating securities	518	515
Non-controlling interests	1,163	1,180
Interest expense	243,408	225,683
Depreciation and amortization	501,128	474,796
Property management expense	70,563	65,166
General and administrative	59,957	57,104
Impairment and other	5,527	22,874
Gain on sale of property, net of tax	(134,448)	(69,486)
(Gains) losses on investments in equity securities, net	(113)	4,000
Other, net (2)	7,968	11,605
Management fee revenues	(10,227)	(8,154)
Losses from investments in unconsolidated joint ventures	11,087	5,870
NOI (Total Portfolio)	1,145,937	1,073,395
Non-Same Store NOI	(92,380)	(63,838)
Same Store NOI	$1,053,557	$1,009,557

(1)Includes $5.0 million and $19.0 million of net estimated losses and damages related to Hurricanes Nicole and Ian for Q4 2022 and Q3 2022, respectively.
(2)Includes interest income and other miscellaneous income and expenses.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 37

Reconciliation of Net Income to Adjusted EBITDAre
(in thousands, unaudited)

	Q3 2023	Q3 2022	YTD 2023	YTD 2022
Net income available to common stockholders	$131,637	$79,032	$389,406	$282,242
Net income available to participating securities	181	147	518	515
Non-controlling interests	403	250	1,163	1,180
Interest expense	86,736	76,454	243,408	225,683
Interest expense in unconsolidated joint ventures	5,051	(613)	12,774	838
Depreciation and amortization	170,696	160,428	501,128	474,796
Depreciation and amortization of investments in unconsolidated joint ventures	2,690	1,714	7,686	3,466
EBITDA	397,394	317,412	1,156,083	988,720
Gain on sale of property, net of tax	(57,989)	(23,952)	(134,448)	(69,486)
Impairment on depreciated real estate investments	83	101	342	238
Net gain on sale of investments in unconsolidated joint ventures	(554)	(251)	(1,188)	(567)
EBITDAre	338,934	293,310	1,020,789	918,905
Share-based compensation expense	8,929	7,930	21,493	22,565
Severance	392	46	916	253
Casualty losses, net (1)	2,429	19,903	5,214	22,636
(Gains) losses on investments in equity securities, net	499	796	(113)	4,000
Other, net (2)	2,533	8,372	7,968	11,605
Adjusted EBITDAre	$353,716	$330,357	$1,056,267	$979,964

	Trailing Twelve Months (TTM) Ended
	September 30, 2023	December 31, 2022
Net income available to common stockholders	$489,832	$382,668
Net income available to participating securities	664	661
Non-controlling interests	1,453	1,470
Interest expense	321,817	304,092
Interest expense in unconsolidated joint ventures	15,517	3,581
Depreciation and amortization	664,446	638,114
Depreciation and amortization of investments in unconsolidated joint ventures	10,058	5,838
EBITDA	1,503,787	1,336,424
Gain on sale of property, net of tax	(155,661)	(90,699)
Impairment on depreciated real estate investments	414	310
Net gain on sale of investments in unconsolidated joint ventures	(1,486)	(865)
EBITDAre	1,347,054	1,245,170
Share-based compensation expense	27,890	28,962
Severance	977	314
Casualty losses, net (1)	11,063	28,485
(Gains) losses on investments in equity securities, net	(174)	3,939
Other, net (2)	7,624	11,261
Adjusted EBITDAre	$1,394,434	$1,318,131

(1)Includes the Company's share from unconsolidated joint ventures.
(2)Includes interest income and other miscellaneous income and expenses.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 38

Reconciliation of Net Debt / Trailing Twelve Months (TTM) Adjusted EBITDAre
(in thousands, except for ratio) (unaudited)

	As of		As of
	September 30, 2023		December 31, 2022
Mortgage loans, net	$1,631,973		$1,645,795
Secured term loan, net	401,460		401,530
Unsecured notes, net	3,304,082		2,518,185
Term loan facility, net	3,209,725		3,203,567
Revolving facility	—		—
Total Debt per Balance Sheet	8,547,240		7,769,077
Retained and repurchased certificates	(87,937)		(88,564)
Cash, ex-security deposits and letters of credit (1)	(796,829)		(275,989)
Deferred financing costs, net	48,962		51,076
Unamortized discounts on note payable	22,039		13,518
Net Debt (A)	$7,733,475		$7,469,118

	For the TTM Ended		For the TTM Ended
	September 30, 2023		December 31, 2022
Adjusted EBITDAre (B)	$1,394,434		$1,318,131

Net Debt / TTM Adjusted EBITDAre (A / B)	5.5	x	5.7	x

(1)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit

Components of Non-Cash Interest Expense
(in thousands) (unaudited)

	Q3 2023	Q3 2022	YTD 2023	YTD 2022
Amortization of discounts on notes payable	$532	$399	$1,335	$1,254
Amortization of deferred financing costs	4,131	3,910	12,003	11,105
Change in fair value of interest rate derivatives	1	28	41	63
Amortization of swap fair value at designation	2,340	2,332	6,970	7,072
Company's share from unconsolidated joint ventures	2,557	(2,130)	5,526	(1,987)
Total non-cash interest expense	$9,561	$4,539	$25,875	$17,507

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2023 Earnings Release and Supplemental Information — page 39